Exhibit 10.1

PRIVATE BANCORP OF AMERICA, INC.

2026 OMNIBUS EQUITY INCENTIVE PLAN

OPTION AWARD AGREEMENT

This Option Award Agreement (this “Agreement”) is made as of August 4, 2026 (the “Date of Grant”) by and between Private Bancorp of America, Inc., a California corporation (the “Company”), and Richard L. Sowers (the “Participant”) in accordance with the terms and conditions of the Company’s 2026 Omnibus Equity Incentive Plan (the “Plan”). Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

1.
Grant of Option. As of the Date of Grant, the Company hereby grants to the Participant an option (the “Option”) to purchase shares of Common Stock on the terms and conditions set out in this Agreement. This Agreement is a written compensation contract within the meaning of Rule 701 under the Securities Act and, except to the extent that the Option is granted to an “accredited investor” (as such term is defined in Regulation D promulgated pursuant to Section 4(a)(2) of the Securities Act) (the “Accredited Investor”), the grant of the Option is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701.
2.
In General. The Option shall have the following terms among others set forth in this Agreement:

Vesting Commencement Date:	See “Vesting Schedule,” below
Number of Shares of Common Stock Subject to the Option (“Option Common Stock”):	30,000
Exercise Price per Share of Common Stock:	$85.65
Time Versus Performance Vesting Proportions:	See “Vesting Schedule,” below
Time-Based Vesting Conditions:	See “Vesting Schedule,” below
Performance-Based Vesting Conditions:	See “Vesting Schedule,” below
Type of Option	ISO
Expiration Date:	The tenth (10th) anniversary of the Date of Grant (the “Expiration Date”).

3.
Vesting Schedule. Except as otherwise provided in Section 5, the Option shall vest, if at all, on the date the Company 2028 audited financial statements are delivered to the Company, provided Executive continues to be employed by (or provide service to) CalPrivate Bank (the “Bank”) or any of its affiliates on that date (the “Cliff-Vesting Date”). The portion of the Option that shall vest on the Cliff-Vesting Date, if any, shall be calculated as set forth in Sections 3.1 through 3.7 below, and the additional terms set forth in Sections 3.8 and 3.9 shall also apply in accordance with their terms.

3.1 The “Annual Earnings Goal” for a year shall mean that the annual Company earnings per share on a fully diluted basis for a year (“Earnings”) meet the following goals in 2026, 2027 and 2028, respectively:

(a) For 2026, Earnings increase 5% or more compared to 2025 Earnings;

(b) For 2027, Earnings increase by 5% of the greater of the actual Earnings for 2026 and the 2026 Annual Earnings Goal; and

(c) For 2028, Earnings increase by 5% of the greater of the actual Earnings for 2027 and the 2027 Annual Earnings Goal.

3.2 As to 10,000 shares, the Option shall vest at the Cliff-Vesting Date if (i) the 2026 Annual Earnings Goal is met as of year-end 2026, or (ii) if the 2026 Annual Earnings Goal is not met as of year-end 2026, the 2027 Annual Earnings Goal is met as of year-end 2027.

3.3 As to 10,000 shares, the Option shall vest at the Cliff-Vesting Date if (i) the 2027 Annual Earnings Goal is met as of year-end 2027, or (ii) if the Annual Earnings Goal is not met as of year-end 2027, (x) the 2028 Annual Earnings Goal is met as of year-end 2028 and (y) as to year-end 2026 the 2026 Annual Earnings Goal was met.

3.4 As to 10,000 shares, the Option shall vest at the Cliff-Vesting Date if the 2028 Annual Earnings Goal is met as of year-end 2028.

3.5 For example: If the Earnings in 2026 are 5% or greater than the 2025 Earnings, on the Cliff-Vesting Date, the Option will vest as to the first 10,000 shares under Paragraph 3.2. If Earnings in 2027 grow by an additional 7% over 2026, on the Cliff-Vesting Date, the Option will vest as to the second 10,000 shares under Paragraph 3.3. If Earnings in 2028 grow by an additional 4% in 2028 (the actual Earnings in 2027 were higher than the 2027 Annual Earnings Goal), on the Cliff-Vesting Date, the Option will not vest as to the last 10,000 shares under Paragraph 3.4.

3.6 As another example: If the Earnings in 2026 are only 2% greater than the 2025 Earnings, but as to 2027, Earnings compared to the 2026 Annual Earnings Goal increase by 15%, so that the 2027 Annual Earnings Goal is met, on the Cliff-Vesting Date, the Option will vest as to the first 10,000 shares under Paragraph 3.2(ii). Under Paragraph 3.3, on the Cliff-Vesting Date, the Option would also vest as to the second 10,000 shares. If Earnings in 2028 grow by less than 3% for 2028 compared to 2027, the Annual Earnings Goal would not be met and at the Cliff-Vesting Date, the Option would not vest as to the final 10,000 shares.

3.7 As another example: If the Earnings in 2026 are 35% greater than the 2025 Earnings the 2026 Annual Earnings Goal is met, and on the Cliff-Vesting Date, the Option will vest as to the first 10,000 shares under Paragraph 3.2(i). However, in 2027, Earnings increase only 1% compared to 2026 (the actual Earnings in 2026 were higher than the 2026 Annual Earnings Goal), so the 2027 Annual Earnings Goal is not met. However, in 2028, Earnings increase 5% compared to the 2027 Annual Earnings Goal (which is higher than the actual 2027 Earnings). In this case, under Paragraphs 3.3(ii) and 3.4 on the Cliff-Vesting Date, the Option will vest as to the second and last 10,000 shares.

3.8 Accelerated Vesting. In the event that Participant’s employment or other service with the Bank is terminated as the result of a “Change in Control Termination,” as defined in the Employment Agreement between the Bank and Participant dated May 22, 2026, any unvested portion of the Option, shall be deemed fully vested. Should an acceleration upon a Change in Control Termination under this Section 3.8 occur, Section 5(a) below shall not apply.

3.9 The Participant understands and agrees that (a) the receipt of any shares of Common Stock upon exercise of the Option will be dependent upon the Participant or such other holder as applicable, and his or her spouse as applicable, becoming party to any existing stockholders’ agreement (or similar agreements); and (b) the sale of any shares of Common Stock received upon exercise of the Option will be subject to, and must comply with, any trading policy as the Company may have in effect from time to time and all applicable securities laws. If the vesting schedule set forth above would produce fractional shares of Common Stock, the number of Option Common Stock that vest shall be rounded down to the nearest whole share of Common Stock.

4.
Method of Option Exercise. The vested portion of the Option may be exercised in whole or in part by giving written notice of exercise to the Company substantially in the form attached as Exhibit A specifying the number of shares of Common Stock to be purchased (which may not exceed such vested portion), accompanied by payment in full of the aggregate Exercise Price of the shares of Common Stock so purchased in cash.
5.
Forfeiture of Option.
(a).
Upon the Participant’s termination of employment with and service to the Company and its Affiliates (“Termination of Service”) for any reason prior to an applicable Vesting Date, such portion of the Option that has not vested as of such Vesting Date shall be immediately terminated and forfeited back to the Company.
(b).
With regard to Options that are vested as of the Participant’s Termination of Service, such vested Options will remain exercisable until the earlier to occur of the Expiration Date and the date that is ninety (90) days after such Termination of Service, on which date such vested Options shall expire.
(c).
Notwithstanding anything in this Agreement, upon the Participant’s Termination of Service for Cause or breach of any restrictive covenants which are owed to the Company or its Affiliates, all Options (whether vested or unvested as of the Participant’s Termination of Service) shall immediately terminate and be forfeited back to the Company.

(d).
Notwithstanding the foregoing provisions of this Section 5, as of the Expiration Date, the Option (whether vested or unvested) shall terminate and be forfeited back to the Company.
6.
Withholding. The Option is subject to applicable federal (including FICA), state, and local tax withholding requirements. The exercise of the Option shall be subject to (and shall not be deemed completed until) the payment by the Participant to the Company of the amount of any federal, state, or local taxes that the Company is required to withhold with respect to such exercise, or in the alternative the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect thereto up to the maximum statutory tax rates in the applicable jurisdiction(s) of the Participant or such other person. The Company may require forfeiture of any shares of Common Stock for which the Participant does not timely pay the applicable withholding taxes.
7.
Non-Transferability. Except as the Administrator may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement with respect to the Option may not at any time be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company. The rights and obligations of the Company hereunder shall extend to any successors or assigns of the Company.
8.
Grant Subject to Plan Provisions. The grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant of the Option is subject to the interpretations, regulations, and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification, or listing of the shares of Common Stock; (b) changes in capitalization of the Company; and (c) other requirements of applicable law. Any and all shares of Common Stock issued upon exercise of the Option shall be subject to the covenants and agreements set forth in the Plan. The Participant shall not sell any shares of Common Stock acquired upon exercise of this Option at a time when applicable laws, regulations or any Company or underwriter trading policies prohibit such sale. Any other provision of this Agreement notwithstanding, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Administrator determines (in its sole discretion) that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the vesting schedule set forth in this Agreement other than to limit the periods during which this Option shall be exercisable. The Administrator shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. The Participant further agrees to be bound by the determinations and decisions of the Administrator with respect to the Option and the Participant’s rights to benefits under this Agreement and the

Plan with respect thereto and agrees that all such determinations and decisions of the Administrator shall be binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Participant.
9.
Adjustment of and Changes in Shares of Common Stock of the Company. The Option shall be subject to adjustment by the Administrator in connection with a transaction or event as provided for in Section 3 of the Plan and Section 5 of the Plan.
10.
No Employment or Other Rights. The grant of the Option hereunder shall not confer upon the Participant any right to be retained by or in the employ or service of the Company or any Affiliate and shall not interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time.
11.
No Tax Advice. The Participant acknowledges and agrees that the Company has not made any warranties or representations to the Participant with respect to the tax consequences of the grant of the Option hereunder, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences of the grant.
12.
Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof or of the Plan.
13.
Severability. If any provision of this Agreement is held to be invalid or unenforceable, the other provisions of this Agreement shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in this Agreement.
14.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law.
15.
Section 409A. The parties intend for the Option to be exempt from Section 409A of the Code (“Section 409A”) or, if not so exempt, to be treated in a manner which complies with the requirements of such section, and intend that this Agreement be construed and administered in accordance with such intention. In the event that the parties determine that the terms of this Agreement or the Option needs to be modified in order to comply with Section 409A, the parties shall cooperate reasonably to do so in a manner intended to best preserve the economic benefits of this Agreement. Any payments that qualify for the “short-term deferral” exception or another exception under Section 409A shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s termination date (or death, if earlier).

16.
Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of its Secretary at its principal executive offices or at such other address as to which the Company shall have notified Participant in writing, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company or its respective Affiliate, or to such other address as the Participant may designate to the Company. Any notice shall be delivered by hand or by a recognized courier service such as FedEx or UPS, sent by telecopy, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
17.
Entire Agreement. This Agreement and the other agreements contemplated herein constitute the entire agreement between the parties concerning the subject matter hereof. This Agreement supersedes and preempts any prior agreement or other understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof.
18.
Amendments. Except as expressly provided in this Agreement, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The execution of any amendment to this Agreement by all parties hereto shall establish that such execution was made in accordance with any applicable requirements for approval.
19.
Jurisdiction. The parties agree that any action or proceeding brought or initiated in respect of this Agreement must be brought or initiated in the state and/or federal courts serving San Diego County, California, and each of the undersigned consents to the exclusive exercise of subject matter and personal jurisdiction and the placement of venue in either of such courts, in any such action or proceeding, and further consents that service of process may be effected in any such action or proceeding in the manner provided by California law.
20.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or email of a PDF file containing a copy of an executed agreement, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail of a PDF file containing a copy of an executed agreement as a defense to the formation or enforceability of this Agreement or any such agreement or instrument, and each such party forever waives any such defense.

21.
Interpretation. Both the Company and Participant contributed to the drafting of this Agreement. As such, it is the intention of the parties hereto that no provision of this Agreement should be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, structured, dictated or required such provision.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the Date of Grant.

Private Bancorp of America, Inc.

By: /s/ Selwyn Isakow

Name: Selwyn Isakow

Title: Chairman of the Board

I hereby accept the award of the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.

/s/ Richard L. Sowers

Name: Richard L. Sowers

[Signature Page to 2026 Omnibus Equity Incentive Plan Option Award Agreement]

EXHIBIT A

NOTICE OF EXERCISE

Date: ___________________________

Holder Name: ___________________________

Address: ___________________________

To: Private Bancorp of America, Inc. (the “Company”)

Attention: ___________________________

Address: ___________________________

1. I was granted an option (the “Option”) to purchase shares of Common Stock of the Company (“Common Stock”) pursuant to the Company’s 2026 Omnibus Equity Incentive Plan (the “Plan”) and my Option award agreement (the “Award Agreement”) as follows:

(a)
Date of Grant: ____________
(b)
Number of shares of Common Stock: ____________
(c)
Exercise Price per Share of Common Stock: $___________

2.
I hereby elect to exercise the Option to purchase the following number of shares of Common Stock:
(a)
Total number of shares of Common Stock purchased hereby: ____________ (“Acquired Common Stock”)
(b)
Total Exercise Price

(Total Shares of Common Stock X Exercise Price per Share of Common Stock): $___________

3.
Payment method. _______________.

4.
Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company in connection with exercise of the Option.

5.
Binding Effect. I agree that the shares of Common Stock are being acquired in accordance with and subject to the terms, provisions and conditions of the Award Agreement and the Plan, to which I hereby expressly assent. This agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns. All terms used but not defined herein shall have the meaning set forth in the Award Agreement (or the Plan, if not otherwise defined in the Award Agreement).

Very truly yours,

______________________________

[____________]

Receipt of the above is hereby acknowledged.

Private Bancorp of America, Inc.

By:_____________________

Name: __________________

Title: ___________________